Exhibit 99.1

RPM Updates Fiscal 2021 Third-Quarter Earnings Guidance

MEDINA, Ohio – February 18, 2021 – RPM International Inc. (NYSE: RPM) today announced that, due to the impact of severe winter weather across the U.S., it now expects its financial results for the fiscal third quarter ended February 28, 2021 to be below its guidance provided on January 6, 2021. At that time, the company said it expected fiscal third-quarter revenue to be up in the mid-single-digit range and adjusted earnings before interest and taxes (EBIT) to grow by 30% or more. With the severe winter weather that has disrupted North American transportation, distribution and supply chains, likely causing multiple lost shipping days, the company now expects sales to be up in the low single digits with adjusted EBIT growth of 10% to 15%.

“The underlying dynamics of our business remain strong,” stated Frank C. Sullivan, RPM chairman and CEO. “For the first two months of the quarter, we were on pace to exceed our third-quarter guidance as our MAP to Growth operating improvement program continued to drive good leverage to the bottom line. However, the polar vortex we are currently experiencing across North America, which makes up approximately 70% of our revenue, has caused power outages, interrupted distribution and disrupted supply chains. While this weather impact will be temporary and is not unique to RPM, it is unlikely that we will make up any shortfalls given that only about a week remains in the quarter. However, we anticipate most of the impacted business will be deferred into the strong spring selling season of our fourth quarter, which begins March 1. We thought it was important to share this information prior to several investor conferences we are participating in over the next two weeks. We will provide an updated outlook for our full year when we report our fiscal third-quarter results on April 7, 2021.”

About RPM

RPM International Inc. owns subsidiaries that are world leaders in specialty coatings, sealants, building materials and related services. The company operates across four reportable segments: consumer, construction products, performance coatings and specialty products. RPM has a diverse portfolio with hundreds of market-leading brands, including Rust-Oleum, DAP, Zinsser, Varathane, Day-Glo, Legend Brands, Stonhard, Carboline, Tremco and Dryvit. From homes and workplaces, to infrastructure and precious landmarks, RPM’s brands are trusted by consumers and professionals alike to help build a better world. The company employs approximately 14,600 individuals worldwide. Visit www.RPMinc.com to learn more.

For more information, contact Russell L. Gordon, vice president and chief financial officer, at 330-273-5090 or rgordon@rpminc.com.

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Use of Non-GAAP Financial Information

We discuss adjusted EBIT growth in this release. Adjusted EBIT is a non-GAAP financial measure. EBIT is defined as earnings (loss) before interest and taxes, with adjusted EBIT provided for the purpose of adjusting for one-off items impacting revenues and/or expenses that are not considered by management to be indicative of ongoing operations. We evaluate the profit performance of our segments based on income before income taxes, but also look to EBIT as a performance evaluation measure because interest expense is essentially related to acquisitions, as opposed to segment operations. For that reason, we believe EBIT is also useful to investors as a metric in their investment decisions. EBIT should not be considered an alternative to, or more meaningful than, income before income taxes as determined in accordance with Generally Accepted Accounting Principles in the United States (“GAAP”), since EBIT omits the impact of interest and investment income or expense in determining operating performance, which represent items necessary to our continued operations, given our level of indebtedness. Nonetheless, EBIT is a key measure expected by and useful to our fixed income investors, rating agencies and the banking community all of whom believe, and we concur, that this measure is critical to the capital markets’ analysis of our segments’ core operating performance. We also evaluate EBIT because it is clear that movements in EBIT impact our ability to attract financing. Our underwriters and bankers consistently require inclusion of this measure in offering memoranda in conjunction with any debt underwriting or bank financing. EBIT may not be indicative of our historical operating results, nor is it meant to be predictive of potential future results. We have not provided a reconciliation of our third-quarter fiscal 2021 adjusted EBIT because material terms that impact such measure are not in our control and/or cannot be reasonably predicted, and therefore a reconciliation of such measure is not available without unreasonable effort.

Forward-Looking Statements

This press release contains “forward-looking statements” relating to our business. These forward-looking statements, or other statements made by us, are made based on our expectations and beliefs concerning future events impacting us and are subject to uncertainties and factors (including those specified below), which are difficult to predict and, in many instances, are beyond our control. As a result, our actual results could differ materially from those expressed in or implied by any such forward-looking statements. These uncertainties and factors include (a) global markets and general economic conditions, including uncertainties surrounding the volatility in financial markets, the availability of capital and the effect of changes in interest rates, and the viability of banks and other financial institutions; (b) the prices, supply and capacity of raw materials, including assorted pigments, resins, solvents, and other natural gas- and oil-based materials; packaging, including plastic and metal containers; and transportation services, including fuel surcharges; (c) continued growth in demand for our products; (d) legal, environmental and litigation risks inherent in our construction and chemicals businesses and risks related to the adequacy of our insurance coverage for such matters; (e) the effect of changes in interest rates; (f) the effect of fluctuations in currency exchange rates upon our foreign operations; (g) the effect of non-currency risks of investing in and conducting operations in foreign countries, including those relating to domestic and international political, social, economic and regulatory factors; (h) risks and uncertainties associated with our ongoing acquisition and divestiture activities; (i) the timing of and the realization of anticipated cost savings from restructuring initiatives and the ability to identify additional cost savings opportunities; (j) risks related to the adequacy of our contingent liability reserves; (k) risks relating to the recent outbreak of the coronavirus (Covid-19); and (l) other risks detailed in our filings with the Securities and Exchange Commission, including the risk factors set forth in our Annual Report on Form 10-K for the year ended May 31, 2020, as the same may be updated from time to time. We do not undertake any obligation to publicly update or revise any forward-looking statements to reflect future events, information or circumstances that arise after the date of this release.